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                                                                     Exhibit 5.1


                       [PILLSBURY WINTHROP LLP LETTERHEAD]


                                  June 22, 2001




Biosite Incorporated
11030 Roselle Street
San Diego, California 92121

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Biosite Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,000,000 shares of the Company's Common Stock issuable pursuant to the Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Pillsbury Winthrop LLP

                                                     PILLSBURY WINTHROP LLP